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                                                                   Exhibit 10.48


                           AMENDMENT TO EMPLOYMENT AGREEMENT


         WHEREAS LADENBURG THALMANN FINANCIAL SERVICES INC. (formerly known as GBI Capital Management Corp.) and LADENBURG CAPITAL MANAGEMENT INC. (formerly known as GBI Capital Partners Inc.) and VINCENT A. MANGONE (the "Executive") have entered into an EMPLOYMENT AGREEMENT, dated as of August 24, 1999 ("Original Agreement"), a first amendment to the Agreement dated February 8, 2001, a letter amendment dated February 8, 2001, a letter amendment dated May 7,2001, a second amendment dated August 30, 2001 (dated August 31, 2001 in the Form 8-K/A filed on September 10, 2001 by LTFS, as hereafter defined), and a letter amendment dated October 10, 2002 (together, the "Amended Agreement"); and

         WHEREAS the parties desire to further amend the Amended Agreement;

                  NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows ("this Agreement"):

         1. TERM OF EMPLOYMENT. The term of the Executive's employment under this Agreement shall be through August 31, 2004 (the "Term").

         2. DUTIES OF EMPLOYMENT. The Executive hereby agrees that he will serve as a registered representative of Ladenburg Thalmann & Co. Inc. ("LTCI"), a wholly owned subsidiary of Ladenburg Thalmann Financial Services Inc. ("LTFS"), and LTCI and LTFS (sometimes, collectively, the "Company") agree to employ the Executive, subject to regulatory requirements; Executive will not be required to enter into any "Association Agreement"; except as may be required for compliance, registration, or regulatory reasons, Executive will not be subject to any attendance policy; Executive shall provide such services as may be mutually agreed upon by LTCI or LTFS, on the one hand, and Executive, on the other. Except as specifically provided herein, Executive shall have no duty or obligation to provide any services hereunder. Executive shall remain as a director of LTFS (and LTFS agrees to nominate and elect Executive to serve in such capacity for as long as Executive wishes to serve; otherwise, effective as




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of the close of business on December 31, 2003, Executive hereby resigns as an officer of LTFS and resigns as an officer and director of all affiliates and subsidiaries of LTFS. The Executive will execute such other documents relative to such resignations as may be requested by LTFS and its affiliates and subsidiaries.

         3. COMPENSATION AND OTHER BENEFITS.

                           3.1 SALARY. Effective as of January 1, 2004, the full
                  base compensation for all services to be rendered by the Executive hereunder (including Executive's service as a LTFS director) that LTCI shall pay to the Executive (or to another company, employee , or other person or entity designated by Executive from time to time)shall be amended to a base salary (gross pretax) at a monthly rate of $3,750.00, in accordance with usual payroll practices for executives. The monthly base salary set forth in this Section 3.1 shall hereinafter be referred to as the "Base Salary." LTCI shall withhold or cause to be withheld from the Base Salary (and other amounts hereunder) all taxes and other amounts as are required by law to be withheld.

                           3.2 INCENTIVE AND BONUS PLANS. Effective as of
                  January 1, 2004, the percentage of Total Revenue that the Executive shall be entitled to receive under the Incentive Plan shall be amended to 0.25335 per cent. The Company's obligation to compensate the Executive for the Executive's participation in the Bonus Plan shall continue for the balance of the Term, and payment thereunder shall continue in accord with past practice notwithstanding that actual payment is not effected until after the expiration of the Term. The Company shall be obligated to pay all sums due to Executive under Sections 3.1 and 3.2 hereof, which obligation shall be absolute and unconditional.

                           3.3 ADDITIONAL COMPENSATION. In addition to the Base
                  Salary, the Executive will be eligible to receive additional compensation as follows: (i) 50% payout on all of Executive's retail brokerage production in accordance with standard LTCI procedures on



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                  terms no less favorable than those currently in effect as of the date of this Agreement, and (ii) 15% of any pay or compensation received by LTCI or any affiliate thereof as a finders fee for corporate finance transactions entered into within 18 months after introduction to LTCI by the Executive to be paid on terms no less favorable than those currently in effect as of the date of this Agreement which in no event will be more than 30 days after receipt by LTCI or any such affiliate, provided, however, that the finder's fee for any single transaction shall be reduced by any amount that LTCI is obligated to pay to another finder. The payments under (i) and
                  (ii) shall be termed "Additional Compensation." As of January 1, 2004, the Executive shall no longer participate in any special override or other bonus program not referred to specifically above; provided, however, that the Executive shall continue to be paid any such benefits earned through December 31, 2003 in accordance with past practices. Any outstanding expenses incurred by the Executive in connection with his employment that remain unpaid as of the date hereof, as well as any expenses reasonably incurred by Executive in carrying out his duties for the Company will be paid in accordance with firm policy. Further, while he is employed at LTCI, to the extent that LTFS stock options under the Ladenburg Thalmann Financial Services Inc. 1999 Performance Equity Plan are distributed to registered representatives based on their level of commission production, the Executive shall participate in such distribution based on his level of commission production.

                           3.4 PARTICIPATION IN INSURANCE AND OTHER PLANS.
                  Section 5(A) of the Original Agreement, as amended in the Amended Agreement, shall remain in effect. During the Term, the Executive shall be promptly reimbursed for all out-of-pocket expenses, including expenses for spouse and children (to the extent permitted under the terms of the plan), not reimbursed under the LTCI health insurance plan.



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                           3.5 OFFICE. During the Term, the Executive shall be
                  provided with a semi-private office at the Company's office in Melville, New York, or, if the Company moves, at such other office of the Company in New York proximate to the Executive's home.

                           3.6 INDEMNIFICATION. Both (a) the existing
                  Indemnification Agreement entered into on February 7, 2001 in favor of the Executive (copy annexed) and (b) Section 5(C) and 8 of the Original Agreement as amended in the Amended Agreement in favor of the Executive (together, "the Indemnification Agreements") shall remain in effect as joint and several obligations of LTFS, LTCI and LCMI. Without limiting the foregoing, simultaneously with the full execution of this Agreement, LCMI shall pay the sum of $14,600.00 to Esanu Katsky Korins & Siger, LLP, which shall constitute full payment of all time and disbursement charges incurred by such firm in connection with services rendered for the benefit of the Executive in connection with the review and negotiation of this Agreement through the date hereof.

                           3.7 CLAIMS. LTFS, LTCI and LCMI (in the case of LCMI,
                  based on the knowledge of Victor M. Rivas, Co-Chairman, and Joseph Giovanniello, Jr., General Counsel) hereby represent to Executive that none of them or any of their affiliates presently is aware of facts sufficient to support a claim against Executive.

                           3.8 AMENITIES. During the Term, the Executive shall
                  be provided at LTCI's expense with a desktop computer, and the following market data services: Williams O'Neil Direct Access ("WONDA") (one access code), E-Signal Service, Lancer Analytics and Washington Service. Provision of WONDA shall continue until August 31, 2006 or until the Company ceases to use WONDA, whichever first occurs. LTCI shall pay Executive's applicable securities registration and licensing costs.

                           3.9 STOCK OPTIONS. Notwithstanding anything to the
                  contrary set forth herein, and unless the Executive's employment hereunder is terminated for cause, the Company agrees to employ the Executive hereunder as a registered representative of LTCI, or


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                  in some other mutually agreed upon capacity, from September 1,
                  2004 through January 31, 2005 sufficient to cause all unexercised options heretofore issued to the Executive to fully vest in accordance with their terms. In the event that any sums earned by the Executive as a result of exercising stock options heretofore issued to them are to be returned or recaptured by the Company pursuant to the 1999 Performance Equity Plan or other plan under which such options were issued for any reason other than the termination of the Executive for cause, then the Company agrees to promptly pay the Executive an equal amount hereunder as a complete offset such that no sums need actually be paid by the Executive.

                           3.10 HEDGE FUND PAYMENT. If Ladenburg Capital Fund
                  Management Inc., the general partner of the Ladenburg Focus Fund LP (the "Fund") , is paid any performance, management or other fee in connection with the Fund (the "Fund Fee") during or relating to the period ending December 31, 2003, the Executive shall be paid a percentage of the Fund Fee within 10 days after the Fund's receipt thereof. Such percentage of the Fund Fee shall be 20%.

         4. CONFIDENTIALITY, ETC.

                           4.1 The Executive covenants and agrees that he shall
                  treat as confidential all information and financial matters of LTFS and its subsidiaries and affiliates, other than information which becomes generally available to the public otherwise than through disclosure by the Executive (collectively "Confidential Information"), including, without limitation, trade secrets, client lists, pricing policies, operational methods, research projects and technical processes, and that he shall not disclose, communicate or divulge any Confidential Information to any person or entity other than LTFS or its subsidiaries and affiliates and that he shall not use any Confidential Information for the benefit of any person or entity other than LTFS, its subsidiaries and affiliates unless expressly authorized in writing by the Board, provided, however, that the foregoing shall not





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                  preclude the Executive from (a) divulging information in what he reasonably and in good faith believes is in the ordinary course of LTCI business or is required to be disclosed pursuant to regulatory requirement to regulatory agencies or otherwise required pursuant to applicable law, or (b) soliciting his existing clients to go to another firm, or from transacting business with his existing clients.

                           4.2 The Executive agrees that during the period he is
                  employed hereunder and for a period of one (1) year thereafter, he will not, without the prior written consent of the Company, directly or indirectly (including without limitation by assisting any other person or entity to do so or identifying for any other person or entity), solicit, entice, persuade, or induce any then-current employee, director, officer, associate, or substantially full-time consultant, agent or independent contractor of the Company or its affiliates (i) to terminate such person's employment or engagement by the Company or an affiliate or (ii) to become employed by any person, firm, partnership, corporation, or other entity other than the Company or its affiliates.

                           4.3 The Executive agrees that during the period he is
                  employed hereunder and for a period of one (1) year thereafter, he will not, without the prior written consent of the Company, directly or indirectly (including without limitation by assisting any other person or entity to do so or identifying for any other person or entity), contact any customer of LTFS or any subsidiary or affiliate for the purpose of soliciting securities business, except that this provision shall not preclude Executive from contacting or transacting business with any of his existing clients.

                           4.4 If the Executive commits a material breach, or is
                  about to commit a material breach, of any of the provisions of Sections 4.1, 4.2 or 4.3 above, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law (the foregoing




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                  being expressly waived by the Executive hereby), it being
                  acknowledged and agreed by the Executive hereby that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it under the law and in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

         5. TERMINATION.

                           5.1 If the Company terminates the Executive's
                  employment hereunder for any reason, the Company shall be obligated to pay to the Executive, within 30 days of such termination all sums due to Executive under this Agreement to the extent they have not yet been paid, without offset or deduction other than required withholding amounts. If Executive terminates his employment hereunder for a reason not relating to the Company's breach hereof, the unpaid sums due under sections 3.1, 3.2 and 3.3 will be paid within 30 days, without offset or deduction other than required withholding amounts; the salary to be paid under section 3.1 will continue to be paid monthly, without offset or deduction other than required withholding amounts; Executive shall have no obligation to mitigate damages; if Executive is employed by or performs any services for a competitor to LTFS or any of its affiliates, Executive shall resign from the Board of LTFS. Sections 7(A) and 7(E) of the Original Agreement, as amended in the Amended Agreement, shall remain in effect; provided, however, that the Executive's (and his dependents') participation in any and all life, disability, medical and dental insurance plans shall be continued, or equivalent benefits provided to him or them by the Company, at no cost to him or them, with medical insurance and reimbursement benefits, consistent with past practices, through August 24, 2006.

                           5.2 In the event of the Executive's death during the
                  Term, this Agreement shall be terminated, except that the Company shall pay to the Executive's spouse or



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                  designated beneficiary, if he is survived by a spouse or
                  designated beneficiary, or if not, to his estate, for one year from the date of death (which may extend beyond the Term), to the extent not already paid: (1) an amount equal to the Executive's Base Salary for such period; (2) the Additional Compensation, if any, for such period; (3) any remaining payments due under section 3.1, paid monthly; and (4) benefits under sections 3.2 and 3.4.

                             5.3 For the avoidance of doubt, the following
                  provisions of this Agreement shall survive the termination of this Agreement for any reason: Sections 3.1,3.2,3.3,3.4,3.6,3.8,3.9,3.10 and 5. In addition, LTFS shall be jointly responsible for and guarantee the obligations hereunder of LTCI and Ladenburg Capital Management Inc.

         6. NON-ASSIGNMENT. This Agreement and all of the Executive's rights and obligations hereunder are personal to the Executive and shall not be assignable; PROVIDED, HOWEVER, that upon his death all of the Executive's rights to cash payments under this Agreement shall inure to the benefit of his widow, personal representatives, designees or other legal representatives, as the case may be. Any person, firm or corporation succeeding to the business of the Company by merger, purchase, consolidation or otherwise may assume by contract or operation of law the obligations of the Company hereunder, PROVIDED, HOWEVER, that the Company shall, notwithstanding such assumption, remain liable and responsible for the fulfillment of its obligations under this Agreement. This Agreement shall be binding upon the parties, their successors, heirs, administrators and permitted assigns.

         7. OTHER PROVISIONS.

                           7.1 NOTICES.Any notice or other communication
                  required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally,




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                  telegraphed, telexed, or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, as follows:

                           (i)      if to the Company, to:
                                    Ladenburg Thalmann & Co. Inc.
                                    590 Madison Avenue
                                    New York, NY  10022

                                    Attention:  Mr. Victor M. Rivas

                           (ii)     if to the Executive, to;

                                    Mr. Vincent A. Mangone
                                    143 Whitewood Drive
                                    Massapequa Drive, NY 11762

                           Any party may change its address for notice hereunder
                  by notice to the other party hereto.

                            7.2 ENTIRE AGREEMENT.This Agreement contains the
                  entire agreement between the parties with respect to the subject matter hereof and supersedes all prior representations, warranties and agreements, written or oral, with respect thereto. All provisions of the Amended Agreement are no longer in effect except for those provisions thereof which are (i) specifically referenced herein, or (ii) which are related to, dependent upon, or which are necessary to implement, those provisions of the Amended Agreement described in this Agreement. Those provisions described in (i) and (ii) immediately above are hereby confirmed and shall remain in full force and effect. All capitalized terms which are not defined herein shall have the respective definitions ascribed thereto in the Amended Agreement.

                          7.3 WAIVERS AND AGREEMENTS. This Agreement may be
                  amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor



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                  shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                           7.4 GOVERNING LAW. This Agreement shall be governed
                  by and construed in accordance with the substantive laws of the State of New York, without regard to its principle of conflicts of law.

                           7.5 COUNTERPARTS. This Agreement may be executed in
                  counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

                           7.6 HEADINGS. The headings in this Agreement are for
                  reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         8. ARBITRATION. Section 15 of the Original Agreement, as amended in the Amended Agreement, shall continue in effect.

         9. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.




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                  IN WITNESS WHEREOF, this Agreement shall become effective as of the date that this Agreement is signed and delivered by the parties.



The Representations As to LCMI        Ladenburg Thalmann Financial Services Inc.
Set Forth In Section 3.7 Above
Are Hereby Confirmed By the


Undersigned As To Themselves

/s/ Victor M. Rivas                   By: /s/ Victor M. Rivas
----------------------------------        --------------------------------------
         Victor M. Rivas

/s/ Joseph Giovanniello, Jr.
----------------------------------    Ladenburg Thalmann & Co. Inc
     Joseph Giovanniello, Jr.


                                      By: /s/ Victor M. Rivas
                                          --------------------------------------

                                      Ladenburg Capital Management Inc.


                                      By: /s/ Joseph Giovanniello, Jr.
                                          --------------------------------------


                                       /s/       Vincent A. Mangone
                                      ------------------------------------------
                                                 Vincent A. Mangone





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